Exhibit 4.136

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 125652 of April “01”, 2015

For the provision of

data transmission services, except for data transmission services for the purpose of voice transmission

This license is granted to

Open Joint Stock Company

Moscow City Telephone Network

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1027739285265

Taxpayer Identification No. (INN)

7710016640

Location:

119017, Moscow, 25 Bolshaya Ordynka str., bldg. 1

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

to April 01, 2020

This license is granted on the basis of the decision of the licensing authority - Order No. 816-rhs of December “11” 2014

This license is accompanied with an annex on 2 pages, being its integral part

Deputy Head	(signature)	O.A. Ivanov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 062278

Annex to License No. 125652 **

License requirements

1. Moscow City Telephone Network OJSC (the Licensee) shall comply with the terms of this license.

Short name:

MGTS OJSC

OGRN 1027739285265	INN 7710016640

Location:

119017, Moscow, 25 Bolshaya Ordynka str., bldg. 1

2. The Licensee shall start provision of services under the license no later than 01.04.2015.

3. The Licensee shall provide communication services under the license only in the territory of the Penza Region.

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a)   access to the Licensee’s communication network;

b)   connections over data transmission network, with exception of connections for the purpose of voice transmission;

c)   access to data transmission services rendered by other operators, whose data transmission networks interacts with the communication network of the Licensee.

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting data network of the licensee to the public telecommunications network, connecting other communication networks to data transmission network of the Licensee , accounting and transit of traffic in data transmission network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

7. This license has been issued based on the results of the application for renewal of the license No. 74182 of 01.04.2010 without bidding (auction, tender). There are no licensing requirements to the Licensee’s commitments made with participation in the bidding (auction, tender) to obtain the appropriate license.

8. The Licensee is required in the delivery of services in accordance with this license to fulfill the conditions set out for allocation of radio frequency bands and assignment of radio frequency band or radio frequency channel.

9.. The Licensee shall have management system in its communication network complying with the regulatory requirements to communication network management systems established by the federal executive authority in the field of communication.

10. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

11. Licensee is not a universal service operator. There are no licensing requirements for the provision of universal services in accordance with agreements for provision of universal communications services concluded with the authorized executive body.

12. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to data transmission services except for data transmission services for the purpose of voice transmission, and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of renewing the license No. 74182 dated 01.04.2010.

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya

22 DEC 2014

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296